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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option/ Stock Issuance Plan and the Employee Stock Purchase Plan of our report dated January 15, 1996 with respect to the consolidated financial statements of i2 Technologies, Inc. for the year ended December 31, 1995 included in the Form S-1 Registration Statement (No. 333-01752) as filed with the Securities and Exchange Commission, in the form in which it became effective.



                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


Dallas, Texas
May 8, 1996